SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                          April 2, 2004 (April 1, 2004)
                ________________________________________________
                Date of Report (Date of earliest event reported)


                                 RCN Corporation
               _-------___________________________________________
             (Exact name of Registrant as specified in its charter)


   Delaware                        0-22825                     22-3498533
________________________________________________________________________________
  (State of                (Commission File No.)            (IRS Employer
Incorporation)                                            Identification Number)

                               105 Carnegie Center
                            Princeton, NJ 08540-6215
          ____________________________________________________________
          (Address of principal executive offices, including zip code)


                                 (609) 734-3700
              ____________________________________________________
              (Registrant's telephone number, including area code)


                                 Not Applicable
           ___________________________________________________________
          (Former name or former address, if changed since last report)

Item 5.     Other Events and Required FD Disclosure

         On April 1, 2004, RCN Corporation ("RCN") announced that it is continuing financial restructuring negotiations. In connection with the negotiations, RCN's senior secured lenders and members of the ad hoc committee of holders of its Senior Notes have agreed to extend expiration of their previously announced forbearance agreements until 11:59 p.m. on May 3, 2004. The press release with respect thereto is attached hereto as Exhibit 99.1.

Item 7.     Financial Statements and Exhibits.

   (a)      Exhibits

            Exhibit 99.1 RCN Corporation Press Release dated April 1, 2004.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            RCN Corporation


                                            By:   /s/ W. Terrell Wingfield, Jr.
                                                 -------------------------------
                                            Name:    W. Terrell Wingfield, Jr.
                                            Title:   General Counsel and
                                                     Corporate Secretary

Date:  April 2, 2004

                                  EXHIBIT INDEX

Exhibit
   No.

99.1     RCN Corporation Press Release dated April 1, 2004.

                                                                   Exhibit 99.1



                                                            105 Carnegie Center
                                                            Princeton, NJ 08540

Contact:
         Barak Bar-Cohen, RCN Public Relations, 609-919-8144
         Jim Downing, RCN Investor and Public Relations, 609-734-3718

Restructuring Information:  www.rcntomorrow.com

               RCN CONTINUES FINANCIAL RESTRUCTURING NEGOTIATIONS; EXTENDS FORBEARANCE AGREEMENTS WITH SENIOR LENDERS
                            AND NOTEHOLDERS COMMITTEE

PRINCETON, N.J., April 1, 2004 - RCN Corporation (Nasdaq: RCNC) announced today that the negotiations with its senior secured lenders (the "Lenders"), members of an ad hoc committee of holders of its Senior Notes (the "Noteholders' Committee") and others on a consensual financial restructuring of its balance sheet are continuing. In connection with the continuing negotiations, the Company, the Lenders and members of the Noteholders' Committee have agreed to extend expiration of their previously announced forbearance agreements until 11:59 p.m. on May 3, 2004. The Company remains hopeful that the continuing negotiations will lead to agreement on a consensual financial restructuring plan in the near term, although there is no assurance this will occur.

As previously stated, under the extended forbearance agreements, the Lenders and members of the Noteholders' Committee have agreed not to declare any Events of Default, which they would be entitled but not required to do, under the Company's senior credit facilities or the Company's senior notes, respectively, as a result of the Company not making an interest payment on its 10 1/8% Senior Notes due 2010 (the "10 1/8% Senior Notes") or its 9.8% Senior Notes due 2008 (the "9.8% Senior Notes") and certain other defaults.

The Company anticipates that a Chapter 11 filing would include RCN Corporation, the holding company, and does not intend that its material operating subsidiaries be included, although there is no assurance this will occur. Since financial restructuring negotiations are ongoing, the treatment of existing creditor and stockholder interests in the Company is uncertain at this time. However, the restructuring as currently contemplated will likely result in a conversion of a substantial portion of the Company's outstanding Senior Notes into equity and an extremely significant, if not complete, dilution of current equity. Accordingly, the value of the Company's securities is highly speculative. The Company urges that appropriate caution be exercised with respect to existing and future investments in any of the Company's debt obligations and/or its Common Stock.

RCN's objective is to reach agreement on a consensual financial restructuring plan during the current forbearance period. If financial restructuring negotiations were to proceed beyond that period or were to end, however, additional forbearance, waiver and/or amendment agreements would be needed to support RCN's continuing operations. In addition, in the absence of an agreement on a consensual financial restructuring upon expiration of the forbearance agreements, the Lenders and members of the Noteholders' Committee who hold 10 1/8% Senior Notes and 9.8% Senior Notes would be entitled, but not required, to declare RCN's senior credit facilities and the outstanding 10 1/8% Senior Notes and 9.8% Senior Notes, respectively, immediately due and payable.

Any acceleration of amounts due under RCN's senior credit facilities or the 10 1/8% Senior Notes or the 9.8% Senior Notes would, due to cross default provisions in the Company's indentures governing its other senior notes, entitle, but not require, the holders of other senior notes to declare the Company's other senior notes immediately due and payable if they so choose. Holders of 10 1/8% Senior Notes or the 9.8% Senior Notes that are not members of the Noteholders' Committee are not subject to the terms of the forbearance agreements. If acceleration of the Company's senior credit facilities and 10 1/8% Senior Notes or the 9.8% Senior Notes were to occur, RCN would not, based on current and expected liquidity, have sufficient cash to pay the amounts that would be payable.

Although RCN is actively pursuing discussions towards a final agreement on a consensual financial restructuring, there can be no assurance that such an agreement will ultimately be reached, that RCN would be able to obtain further extensions of its forbearance agreements with the Lenders and members of the Noteholders' Committee, or that holders of 10 1/8% Senior Notes or the 9.8% Senior Notes that are not members of the Noteholders' Committee will not declare an Event of Default under the 10 1/8% Senior Notes or the 9.8% Senior Notes (which would terminate the forbearance agreement with Lenders), or seek other remedies available under applicable law or the terms of the 10 1/8% Senior Notes or the 9.8% Senior Notes, prior to such time. RCN will continue to apply substantial effort and resources to reaching a formal agreement on a consensual financial restructuring while also continuing to evaluate the best alternatives for RCN under current circumstances and as discussions and events unfold.

On March 31, 2004, the NASDAQ Stock Market ("NASDAQ") notified the Company that the market value of its Common Stock closed below the required minimum of $35 million for the 10 consecutive business days leading up to March 26, 2004. Under applicable NASDAQ rules and the NASDAQ notification, if the market value of the Common Stock does not exceed $35 million for at least 10 consecutive days prior to April 30, 2004, the Common Stock will be delisted. There can be no assurance that the Company will regain compliance with NASDAQ rules or that the Common Stock will not be delisted. The value of the Company's securities is highly speculative. The Company urges that appropriate caution be exercised with respect to existing and future investments in any of the Company's debt obligations and/or its Common Stock.

For additional information about the restructuring process, please visit www.rcntomorrow.com.

About RCN Corporation
RCN Corporation (Nasdaq: RCNC - News) is the nation's first and largest facilities-based competitive provider of bundled phone, cable and high speed internet services delivered over its own fiber-optic local network to consumers in the most densely populated markets in the U.S. RCN has more than one million customer connections and provides service in Boston, New York, Philadelphia/Lehigh Valley, Chicago, San Francisco, Los Angeles and Washington, D.C. metropolitan markets.

Where You Can Find More Information
We, as a reporting company, are subject to the informational requirements of the Exchange Act and accordingly file our annual report on Form 10-K, which was filed on March 30, 2004, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and other information with the SEC. You may read and copy any materials filed with the SEC at the SEC's Public Reference Room at 450 Fifth Street, NW, Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for further information on the Public Reference Room. As an electronic filer, our public filings are maintained on the SEC's Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that website is http://www.sec.gov. In addition, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act may be accessed free of charge through our website as soon as reasonably practical after we have electronically filed such material with, or furnished it to, the SEC. Since September 30, 2003, all reports pursuant to the Exchange Act that we have filed with, or furnished to, the SEC have been timely posted on our website. The address of that website is www.rcn.com/investor/secfilings.php.

RCN Forward-Looking Statements
Some of the statements made by RCN in these statements are forward-looking in nature. Actual results may differ materially from those projected in forward-looking statements as a result of a number of factors. RCN believes that the primary factors include, but are not limited to, the ability to successfully complete a financial restructuring on a consensual basis with some or all of RCN's relevant constituents or otherwise successfully to reorganize, availability of financing, ability to obtain regulatory approvals, uncertainty relating to economic conditions, ability to attract and retain qualified management and other personnel, changes in government and regulatory policies, pricing and availability of equipment, materials, inventory and programming, our ability to meet the requirements in our franchise agreements, the number of potential customers in a target market, the completion of acquisitions or divestitures, acceptance of the Company's services, development and implementation of business support systems for provisioning and billing, the availability and success of strategic alliances or relationships, ability to overcome significant operating losses, RCN's ability to develop and penetrate existing and new markets, technological developments and changes in the industry, changes in the competitive environment in which RCN operates and RCN's ability to adequately identify and disclose material information in future filings with the Securities and Exchange Commission. Statements in this press release should be evaluated in light of these important factors.

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